EXHIBIT 23.1


                        [MCGLADREY & PULLEN LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDTIORS



The Board of Directors
Circle Group Internet Inc.



We have issued our report dated April 1, 2002 accompanying the financial statements of Circle Group Internet Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2001, which is incorporated by reference in this Registration Statement. We consent to the use of the aforementioned report in the Registration Statement and the use of our name as it appears under the caption "Experts."

/s/ McGladrey & Pullen, LLP
---------------------------


Chicago, Illinois
July 25, 2002